Exhibit 99.B(i)(2)

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New York, NY 10036-6797
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www.dechert.com

July 26, 2019

Pacific Funds Series Trust

700 Newport Center Drive

Newport Beach, CA 92660

Re:                           Pacific Funds Series Trust

File Nos. 333-61366 and 811-10385

Dear Ladies and Gentlemen:

We have acted as counsel for Pacific Funds Series Trust , a Delaware statutory trust (the “Trust”), and its separate series, Pacific FundsSM Portfolio Optimization Conservative, Pacific FundsSM Portfolio Optimization Moderate-Conservative, Pacific FundsSM Portfolio Optimization Moderate, Pacific FundsSM Portfolio Optimization Growth, Pacific FundsSM Portfolio Optimization Aggressive-Growth, Pacific FundsSM Ultra Short Income, Pacific FundsSM Short Duration Income, Pacific FundsSM Core Income, Pacific FundsSM Strategic Income, Pacific FundsSM Floating Rate Income, Pacific FundsSM High Income, Pacific FundsSM Diversified Income, Pacific FundsSM Large-Cap, Pacific FundsSM Large-Cap Value, Pacific FundsSM Small/Mid-Cap, Pacific FundsSM Small-Cap, Pacific FundsSM Small-Cap Value, Pacific FundsSM Small-Cap Growth, PF Inflation Managed Fund,   PF Large-Cap Value Fund, PF International Value Fund, PF Managed Bond Fund, PF Mid-Cap Equity Fund, PF Real Estate Fund, PF Short Duration Bond Fund, PF Small-Cap Value Fund, PF Currency Strategies Fund, PF Emerging Markets Debt Fund, PF Emerging Markets Fund, PF Multi-Asset Fund, PF Developing Growth Fund, PF International Large-Cap Fund, PF Multi-Fixed Income Fund, PF Growth Fund and PF International Small-Cap Fund, (the “Funds”), in connection with Post-Effective Amendment No. 154 to the Trust’s Registration Statement on Form N-1A (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

We have examined and relied upon originals, copies or electronic mail transmissions of, among other things, the following: the Registration Statement; the Certificate of Trust of the Trust as filed with the Secretary of State of the State of Delaware; the Amended and Restated Declaration of Trust of the Trust dated as of December 9, 2015; and the By-Laws of the Trust dated March 27, 2019.  We have also examined such documents and questions of law as we have deemed necessary or appropriate for the purposes of the opinions expressed herein.

Pacific Funds Series Trust Page 2

In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by the Trust’s Board of Trustees; (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of the Funds on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.

Based upon the foregoing, we are of the opinion that the Funds’ shares registered under the Securities Act, when issued and sold in accordance with the terms of purchase described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

The opinions expressed herein are given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement, unless and until we revoke such consent.  In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations thereunder.

We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the State of Delaware, and to the extent that any opinion herein involves the laws of the State of Delaware, such opinion should be understood to be based solely upon our review of the documents referred to above and the published statutes of the State of Delaware.

Very Truly Yours,

/s/ Dechert LLP

Dechert LLP